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                                                                EXHIBIT 99.7

                             WHITMAN CORPORATION

                      Proxy Solicited on Behalf of the
             Board of Directors of Whitman Corporation for the
            Special Meeting of Shareholders--November 30, 2000

      The undersigned hereby constitutes and appoints Bruce S. Chelberg, Martin M. Ellen, Steven R. Andrews and Ronn L. Claussen and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Whitman Corporation to be held at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, IL 60603 at 9:00 a.m. local time on November 30, 2000 and at any adjournments thereof, on all matters coming before said meeting.

(Change of Address/Comments)

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(If you have written in the above space, please mark the corresponding Box on the reverse side of this card.)

This proxy also services as a voting instruction card to the Trustee for shares, if any, held in the trust for Whitman Corporation Retirement Savings Plan.

Shareholders are requested to mark, date and sign this proxy on the reverse side, and to return it promptly in the enclosed envelope. No postage is required.

                             SEE REVERSE SIDE


                            FOLD AND DETACH HERE


This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Special Meeting, please date and sign this proxy and mail it in the enclosed envelope. Please mail your porxy even though you plan to attend the Special Meeting. If you vote in person at the Special Meeting, your proxy will not be used.


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                            WHITMAN CORPORATION
        PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE USING DARK INK ONLY      / /


This proxy when properly executed will be voted in the manner directed herein. If no direction to the contrary is made, this proxy will be voted FOR the approval of the issuance of Whitman common stock as provided by the Agreement and Plan of Merger dated as of August 18, 2000.

The Board of Directors recommends a vote FOR Item 1.




Item 1.  Proposal to approve the issuance              FOR    AGAINST   ABSTAIN
         of shares of Whitman common stock             / /      / /       / /
         as provided by the Agreement and
         Plan of Merger dated as of August
         18, 2000



Special Action

Change of Address/Comments                                              / /


Discontinue Annual Report Mailing for this Account                      / /


Will Attend Special Meeting                                             / /


Note: Please sign exactly as named
appears hereon. Joint owners should
each sign. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as such.



__________________________   Dated ____________________, 2000
     Signature(s)


                          FOLD AND DETACH HERE



                                    WHITMAN CORPORATION
                             Special Meeting of Shareholders
                       November 30, 2000, at 9:00 a.m. local time